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                                   EXHIBIT 11

                      Laidlaw Environmental Services, Inc.
                 Statement of Computation of Per Share Earnings
                   ($ in Thousands, Except Per Share Amounts)
                                   (Unaudited)

                                                                 Three Months Ended              Nine Months Ended
                                                                       May 31,                        May 31,
                                                            -------------------------------------------------------------
                                                                 1998            1997            1998            1997
                                                            -------------------------------------------------------------
Basic:
   Loss from continuing operations                          $ (24,036)      $(197,155)      $ (10,336)      $(191,817)
   Income from discontinued operations                           --               234            --                20
   Extraordinary loss, net of applicable tax                  (11,283)           --           (11,283)           --
                                                            -------------------------------------------------------------
   Loss available to common stockholders                    $ (35,319)      $(196,921)      $ (21,619)      $(191,797)
                                                            =============================================================
   Weighted average common stock outstanding (000s)           280,930         131,156         215,023         123,760
                                                            =============================================================

   Loss per share from continuing operations                $   (0.09)      $   (1.50)      $   (0.05)      $   (1.55)
   Income per share from discontinued operations                 --              --              --              --
   Extraordinary loss per share, net of applicable tax          (0.04)           --             (0.05)           --
                                                            -------------------------------------------------------------
   Basic loss per share                                     $   (0.13)      $   (1.50)      $   (0.10)      $   (1.55)
                                                            =============================================================


Diluted:
   Loss from continuing operations                          $  15,463       $(197,155)      $  29,163       $(191,817)
   Add back: interest expense on conversion
      of subordinated convertible debenture                       (a)             (a)             (a)             (a)
                                                            -------------------------------------------------------------
   Loss available to common stockholders,
      plus assumed conversions                                 18,088        (196,426)         37,038        (191,088)
   Income from discontinued operations                           --               234            --                20
   Extraordinary loss, net of applicable tax                  (11,283)           --           (11,283)           --
                                                            -------------------------------------------------------------
   Net loss available to common stockholders,
      plus assumed conversions                              $   6,805       $(196,192)      $  25,755       $(191,068)
                                                            =============================================================

   Weighted average common stock outstanding (000s)           280,930         131,156         215,023         123,760
   Dilutive effect of stock options                               (a)             (a)             (a)             (a)
   Dilutive effect of conversion of $350,000,000
      subordinated convertible debenture at $3.75                 (a)             (a)             (a)             (a)
                                                            -------------------------------------------------------------
   Diluted average shares outstanding                         280,930         131,156         215,023         123,760
                                                            =============================================================

   Loss per share from continuing operations                $   (0.09)      $   (1.50)      $   (0.05)      $   (1.55)
   Income per share from discontinued operations                 --              --              --              --
   Extraordinary loss per share, net of applicable tax          (0.04)           --             (0.05)           --
                                                            -------------------------------------------------------------
   Basic loss per share                                     $   (0.13)      $   (1.50)      $   (0.10)      $   (1.55)
                                                            =============================================================

(a) Assumed conversion of each of these securities has an antidilutive effect on income (loss) per share.